Robert D. Welding, President and Chief Executive Officer:
•	Good morning everyone and thank you for joining us. I’d like to welcome you to our 2005 Outlook conference call.

•	Joining me is Stephanie Kushner, our CFO. She will be available to answer questions with me after some prepared remarks.
2005 Outlook Conference Call December 16, 2004

•	I will start with an update on our restructuring activities — including a review of what has taken place to-date and what you can expect in the near future.

•	Then, we will spend the bulk of the time on looking forward to 2005 and a preview of our longer term ambitions.

•	And finally, we will describe how we are incorporating an Economic Value based performance measurement system into our business, and aligning incentive systems more directly with shareholder interests.
Today's Agenda Restructuring Update Outlook for 2005 and Beyond Economic Value (EV) Q&A

•	As always, please refer to our safe harbor statement in relation to forward-looking comments discussed today.

•	You can refer to our latest Annual Report to shareholders or our recent SEC filings for a more detailed discussion of the risks that are involved in our forward-looking statements.
This presentation may contain material non-public information about the company. This presentation therefore may not be distributed, reproduced or used without the express written consent of the company. Use or disclosure of material non-public information by the recipient of this presentation or any one obtaining this information from the recipient may constitute a criminal offense. This presentation contains various forward-looking statements as of the date hereof and the company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company's control, include the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the company's ability to improve its operating performance in its fire rescue and refuse body plants, risks associated with the execution of planned plant closures, increased warranty and product liability expenses, risks associated with supplier and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment. Safe Harbor

•	This chart shows the status of the restructuring initiatives we announced at the end of June. At the time we specifically identified 7 transactions and indicated that beyond those, a few businesses that we had determined to be non-core would be divested over time, if we could get fair price.

•	With the recovery in the industrial sector this year, it has proven to be a seller’s market and we closed on two businesses in December per our recent announcements. We have one more in the works that we think will close in the first quarter of next year.

•	In these three cases we were able to realize proceeds that were near or at the Net Present Value of the future Economic Value of the businesses.

•	Before continuing, I’d like to take a moment to express my appreciation to the employees of all of the businesses we have divested during the past months for their loyalty and great performance during the years Federal Signal operated the businesses, and during the unnerving due diligence process. We wish all of them continued success in their new corporate families.

•	This list of transactions represents the first step in our strategy to position ourselves to aggressively create shareholder value in the coming years, and over the long term. We will have shrunk by some $100 million in revenue, but in doing so, we have narrowed the focus of our resources to concentrate on those core products and businesses that will carry us into a more profitable future.

•	Several months ago I told you that our operating structure was excessively complex for a company our size. We were operating 52 plants in 35 separate locations. With the completion of these restructuring and divestiture activities, we will have reduced our operating footprint by 13 separate locations, or by 1/3. This will improve our fixed cost picture as we move forward as a leaner more focused organization.

•	Even with these divestitures, our revenue for 2005 will be about $1.2 billion, essentially equal to 2004.

•	As we’ve indicated, our objective over the long-term is to grow the top line at a rate in the high single digits, so we’re off to a decent start — net of the divestitures. I will reiterate that it is our intention to achieve 2/3 of this growth organically, and the remainder through acquisitions, roughly speaking.
Restructuring Update Transactions Status Sale of interest in Plastisol B.V. Holdings Completed Sale of Kelowna production facility in British Columbia Completed Divestiture of the holdings in Safety Storage Completed Divestiture of taxable leasing portfolio Completed Cease Mfg Operations at Dayton France Completed Sale of Technical Tooling, Inc. Completed Sale of Justrite Completed Closure of Preble, New York plant Q4 2004 Closure of Leach production facility in Wisconsin Q1 2005

•	Most of our restructuring activity during the past 6 months was directed at our two troubled businesses — Fire Rescue and Refuse

•	We have much of the heavy lifting behind us, except for transitioning production of rear-loader refuse bodies to Medicine Hat, which will occur in the first quarter of next year. Of course we will still have a lot of work to do to get all of the wrinkles ironed out after that, but we’re hoping we’ll be in pretty good shape by about mid-way through the second half of the year.

•	In regard to the Preble fire truck plant closure, as of a few weeks ago we began production of stainless-steel bodies in our Ocala facility and production at Preble will cease at the end of this month. As announced previously, we have restricted orders for stainless-steel trucks during most of the past year to result in a backlog where we could concentrate on a smaller number of pre-configured models as we climb up the learning curve in Ocala. We have made only 40 production slots available during 2005 for stainless-steel trucks, down from a normal 100. We will expand to include a full offering again down the road, but will turn our backs on those ultra-complex vehicles, way-out at the end of the curve, that we would have taken on in the past.

•	This is not to suggest we are changing our business model, we will still be in the very highly customized fire apparatus business offering at least as many options as our major competitors. But we are structuring the cab and body designs into modular components so we can improve our efficiency, lead-time, and quality. The configurator tool we are implementing is facilitating this.
Focus of Restructuring Environmental Products Group Divested components manufacturing plant in Kelowna (British Columbia) Closing Oshkosh (WI) Refuse truck plant and consolidating operations into Medicine Hat (Alberta) Fire Rescue Group Divested Plastisol J.V. in the Netherlands Closing Preble (NY) plant and consolidating operations into Ocala (FL) Phasing out assembly operation in the Netherlands early in 2005 after completion of RNLAF project

•	Enough about the past — let’s look to the future and focus on growth and creating shareholder value.

•	We’ve just completed rolling together our budget for 2005, and our strategic plan out through 2009.

•	We are still not at a point where we are able to provide specific financial performance guidance, but none-the-less we want to provide you with some insight into our 2005, and then talk about where we are headed longer-term.

•	The basis for our annual operating plan is as shown on this slide. GNP numbers are along consensus lines and we expect municipal budgets to continue to recover through 2005.

•	Several of our businesses were hit hard by steel price increases through most of 2004. We have that priced into our products and, at this point, don’t expect any additional significant increases. This is consistent with the story we are getting from our major suppliers but I’d have to say no one is offering any iron-clad commitments to back up their opinions.

•	Competitors have increased their prices as well and we are assuming no one is willing to start discounting the commodity cost recovery away in 2005.

•	The heavy truck industry continues to run hot so we could experience some chassis or powertrain component delivery issues but there’s nothing out there to cause specific concern at this time.

•	We think the dollar will continue to be relatively weak — although this helps more than hurts the company overall.
2005 Outlook Base Assumptions The guidance that we are providing today is based, in part, on the following assumptions US GNP growing at 3% - 3.5% Municipal budgets continue to recover No significant commodity price increases US$ continues current weakness

So here’s our outlook for 2005:

•	This shows the range of our revenue growth margin expectations for each of our business groups for 2005, and about where we would expect to be toward the end of the 5 year planning horizon. But I’ll caution you that the 5-year numbers are targets.

•	You can see we have some gaps, and when we get out that far the margin for error is more than insignificant, particularly where we don’t have a good trajectory at this point to start with.

•	I’ll flip quickly by this chart, but we will go through each business unit in more detail in the next few minutes.

•	Our consolidated revenue forecast for 2005 for Federal Signal Corporation is $1.2 billion, even after divestitures of $100 million. Apples to apples this represents a 9% increase over 2004.

•	The Compounded Annual Revenue Growth Rate of our plan from 2005 through 2009 is about 7% — short of what we feel comfortable with going forward — but this does not factor in potential acquisitions, nor does it factor in results from an energized focus on organic growth through new product development that we are getting underway. I’d like to see a plan with a top line of about 10% to give us some wiggle room. We will be working the levers of growth throughout 2005 and expect next year’s plan to be more in line with this trajectory.
Outlook 2005 Longer Term Environmental Products Group Revenue Growth 8-10% NA Operating Margin 3-4% 7-8% Fire Rescue Group Revenue Growth Flat NA Operating Margin 3-4% 9-10% Safety Products Group Revenue Growth 9-11% NA Operating Margin 13-15% ~15% Tool Group Revenue Growth 3-5% NA Operating Margin 11-12% 13-15%

•	The math is not complicated in this bridge of 2004 estimated revenue to our 2005 plan.

•	Growth is offsetting what we dropped, or expect to drop, with the divestitures.

Now let’s move on to look at more detail for each of our groups.
Revenue Reconciliation 2004 Estimated $1,200 Less Completed Divestitures ($65) Less Planned Divestitures ($30-$40) 2004 Adjusted $1,100 2005 Growth (9%) $100 2005 Projected $1,200

•	Continuing the trend from 2004, we expect that the non-Refuse businesses in the Environmental Products Group will perform very nicely again in 2005.

•	Based on our traction and backlog, we expect to see 8% — 10% revenue growth in 2005.

•	Although we expect to see strength across all of our product lines, a few will contribute more heavily to our growth, including:

•	Sweeper sales in North America, Europe and exports to Middle East

•	Exports of Waterblasting equipment

•	And Refuse sales — both commercial haulers and municipalities will recover somewhat

•	Margins should benefit as we have commodity cost increases priced in, we have growth in profitable products, and we have the improvement in Refuse beginning to show up.

•	We anticipate operating margins of 3-4% in 2005 assuming a successful start-up of Refuse trucks in Medicine Hat.

•	As Refuse continues to improve in the out years, we anticipate getting back to our pre-Refuse acquisition level of operating margins in this group by the end of the period.
Environmental Products Group 2005 Revenue Drivers General economic growth in the US Exports of sweepers and waterblasting equipment grow Recovery in Refuse municipal market and commercial hauler market 2005 Margin Drivers Price increases in effect Growth of profitable sweepers Refuse improves 2005 Longer Term Environmental Products Group Revenue Growth* 8-10% NA Operating Margin 3-4% 7-8% *2004 revenue adjusted to reflect restructuring efforts

•	In Fire Rescue we have a new management team in place including Marc Gustafson, named President two months ago, and some key staff members that he’s brought in over the past several weeks — namely a new VP of HR, VP of Purchasing & Materials, and VP of Sales & Distribution. In addition we have brought in a new Director of Materials, and Director for a new group that will be focused on applying information technology to our product planning and marketing activities. The configurator implemention responsibility will fall within his purview.

•	We have one more key slot to fill — VP of Manufacturing — which we are actively searching for.

•	We are entering the year with a strong backlog, but sales in 2005 will be impacted by our restrictions on stainless steel product offerings and capacity restrictions as we gear up in Ocala. We should be back to normal by 2006 and aim to increase volume on stainless steel trucks back to former levels, and grow from there.

•	On the margin side, we are expecting some significant recovery due to the price increases implemented in 2004 starting to kick-in during the first half, and a more favorable mix of higher profit fire trucks. Our restructuring moves, our continuing efforts to smooth production, and reduced material costs, will also help improve margins.

•	We anticipate operating margins of 3-4% in 2005 and hoping to be at our target level of 9-10% by the end of the period.
Fire Rescue Group 2005 Revenue Drivers Restrictions on stainless steel product offering and completion of RNLAF project cause reduction Strong backlog helping to offset Q3 2004 weakness in new business New management team focusing Sales resources 2005 Margin Drivers Price increases phase in during Q1 Successful closing of Preble plant; improving production flow at Ocala facility Favorable mix of higher profit fire trucks 2005 Longer Term Fire Rescue Group Revenue Growth* Flat NA Operating Margin 3-4% 9-10% *2004 revenue adjusted to reflect restructuring efforts

•	Post-divestitures, Safety Products Group revenue grows nicely and margins improve as Management devotes more time to growing their core products.

•	We are entering 2005 with two large airport projects in backlog — Dallas Fort Worth and Port Authority of New York and New Jersey. In addition, we expect some recovery in the Parking domestic base business during 2005.

•	Increased municipal spending should drive higher sales of both police products and base domestic outdoor warning systems. Furthermore, we are looking to a continuing strengthening in outdoor warning systems for military and government, and other high-profile installations.

•	We expect strong growth in future years for large airport parking projects, and for our SCADA municipal water plant monitoring and control system, but have conservatively included no new major airport projects in our 2005 forecasts.
Safety Products Group 2005 Revenue Drivers Large airport project backlog entering 2005 Recovery in base parking business Improving police equipment sales in N.A. and Europe Increasing Outdoor warning projects 2005 Margin Drivers Growth in profitable product lines Operational improvements Divestiture of non-core businesses 2005 Longer Term Safety Products Group Revenue Growth* 9-11% NA Operating Margin 13-15% ~15% *2004 revenue adjusted to reflect restructuring efforts

•	Our Tool Group revenue growth is less spectacular with our growth rate in the U.S. moderating slightly, reflecting a comfortable but less robust GNP growth rate.

•	We see some recovery in Germany which has been very weak for most of 2004, although France softens further in 2005.

•	After a nice increase in Japan during 2004 as we introduced a new product line into the market, we see that region leveling off.

•	Margins continue to improve as we see the benefits of the restructuring moves in 2003 and 2004, our ERP problems behind us, and continuing attention being paid to improve efficiency.

•	Beyond 2005, we will continue to expand in growing regions outside of our traditional markets.
Tool Group 2005 Revenue Drivers Economic recovery continues Additional capital projects with major customers More aggressively pursuing sales in growing regions outside of our traditional markets 2005 Margin Drivers Reduction in fixed cost Recovery in Germany Operational improvements 2005 Longer Term Tool Group Revenue Growth* 3-5% NA Operating Margin 11-12% 13-15% *2004 revenue adjusted to reflect restructuring efforts

•	When I joined Federal Signal a little over a year ago, I set out to help transform a good business that was struggling, into a great business that generates impressive shareholder value over a sustained period.

•	In order to do this I knew I had to make some significant changes, not only to our business portfolio, but also in how we motivate and compensate our employees.

•	I am very excited to announce that, after much design work and training, our EV measurement system is ready to be rolled out in January of 2005.

•	We will start by basing the variable compensation of our top four layers of management directly to specific EV targets. The rest of our employees will be tied to EV in some capacity as well, as we roll this out throughout the organization over the next couple of years.

•	The targets that we have established are consistent with the kind of profitable growth I’ve outlined this morning. A notable feature is that we’ve set the targets for the next three years which will eliminate the practice of negotiating bonus targets around a budget each year.

•	We also have a provision that allows a missed bonus one year to be recovered over the next two years if EV performance gets back on track. This will encourage our people to make good investments for the long term, even if it impacts their compensation in the short-term.

•	Our Board is in the process of reviewing the compensation design for various layers of our salaried workforce. There is a realization that we need to get more Federal Signal shares into the hands of our top management people, again to more directly align their interests with those of our shareholders. We will likely have a proposal along these lines in our Proxy in 2005.
Economic Value (EV) Economic Value (EV) measurement system will be incorporated effective January 2005 Variable compensation of top 240 employees (top four layers of management) will be 100% based on EV EV target goals are in alignment with the revenue growth and operating margin guidance provided earlier Bonus system has targets set for the next three years and has a two-year carry forward provision to accommodate good long-term investment opportunities

•	In summary, we are working to transform this company to one with top line sales growth in the range of 8-10% per annum. We expect two thirds of this growth to be organic, with the balance coming from focused acquisitions that build on our core products. More growth will be overseas than domestic, with a bias toward expansion in Asia.

•	We expect to reverse the erosion trend on our operating margins and target 10% as being good performance for our mix of businesses. We will do this through increased focus on material sourcing, lowering our fixed costs through plant consolidations, continuing our implementation of Lean principles, and better focusing our SG&A spend, using shared back-office processing centers.

•	We will improve our return on invested capital.

•	In 2005, we should experience a significant improvement due to the impact of restructuring initiatives.

•	Beyond 2005, our goal will be to improve returns by at least 1% per annum.

•	And we have set an EV compensation target that gets us to a positive EV by the end of 2007.
Vision for Federal Signal Sales Growth - 8-10% Operating Margins ~10% Improving ROIC 2005: Restructuring Impact 2006+: min 1% per year Positive Economic Value by 2007

•	With that I’d like to open it up for Q&A.

•	Operator, please open the lines.

(Due to a technical problem, no questions were raised.)

Thank you    , for a very fine job of managing this conference. I’d like to thank all of the participants again for your interest in Federal Signal and I look forward to our next call in late-January.

Good Day!
Q&A